401 N. Carson Street Carson City, NV 89701 (775) 684-5708 Thank you for visiting Nevada's Business Portal. For questions, please see the online frequently asked questions or contact customer support at 775.684.5708. Need resources to start and grow your business? Visit the resource hub here Certified Copy 10/12/2026 Work Order Number: NV261012M19080 Business Name: Strive, Inc. The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report. Filing Number Filed Date Description Number of Pages F202610121840 10/12/2026 02:02 PM Certificate of Amendment to Designation 3 Respectfully, FRANCISCO V. AGUILAR Secretary of State Certified By: Ashley Popham Certificate Number: B20261012001846 You may verify this certificate online at https://orion.nv.gov/portal/public/#/public/nvsos/en/CaseXscreen?screen=CertificateSearch